UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 6, 2013

Evans Bancorp, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

New York	0-18539	161332767
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Grimsby Drive, Hamburg, New York		14075
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	716-926-2000

14 North Main Street, Angola, NY 14006
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Evans Bancorp, Inc. ("Evans") is filing this Current Report on Form 8-K to report the resignation of Nicholas J. Snyder, Principal Accounting Officer and Vice President of Evans and Evans Bank, N.A. (the "Bank"), effective May 17, 2013, to pursue another career opportunity. It is not the result of any disagreement with Evans on any matter relating to Evans' operations, policies or practices. Mr. Snyder has served as Evans' Principal Accounting Officer since August 2010.

The Board of Directors of Evans has appointed John B. Connerton, 46, Assistant Secretary of Evans and Treasurer of the Bank, to serve as Principal Accounting Officer of Evans on an interim basis until a permanent replacement is appointed. Mr. Connerton previously served as Principal Accounting Officer of Evans from February 2008 through August 2010. He has held his current positions since August 2010. Prior to that, he served as Senior Vice President/Controller of Evans from November 2009 through August 2010, and as Vice President/Controller of Evans from July 2002 through November 2009.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Evans Bancorp, Inc.

May 10, 2013	By:	/s/ David J.Nasca

Name: David J.Nasca
Title: President and Chief Executive Officer